                                    Exhibit 4(b)





________________________________________________________________________________



                             OGLEBAY NORTON COMPANY


                                      and


             AMERITRUST COMPANY NATIONAL ASSOCIATION, Rights Agent


                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT


                                  Dated as of


                               February 22, 1989


________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
RIGHTS AGREEMENT

Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . .   8

Section 3.       Issue of Right Certificates  . . . . . . . . . . . . . . . . . . . . . .   9

Section 4.       Form of Right Certificates . . . . . . . . . . . . . . . . . . . . . . .  12

Section 5.       Countersignature and Registration  . . . . . . . . . . . . . . . . . . .  14

Section 6.       Transfer, Split Up, Combination and
                   Exchange of Right Certificates;
                   Mutilated, Destroyed, Lost or
                   Stolen Right Certificates  . . . . . . . . . . . . . . . . . . . . . .  15

Section 7.       Exercise of Rights; Purchase Price;
                   Expiration Date of Rights  . . . . . . . . . . . . . . . . . . . . . .  17

Section 8.       Cancellation and Destruction of
                   Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 9.       Reservation and Availability of
                   Shares of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . .  23

Section 10.      Preferred Stock Record Date  . . . . . . . . . . . . . . . . . . . . . .  26

Section 11.      Adjustment of Purchase Price, Exercise
                   Price, Number and Type of Shares or
                   Number of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 12.      Certificate of Adjusted Purchase
                   Price, Exercise Price or Number of
                   Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section 13.      Consolidation, Merger or Sale or
                   Transfer of Assets or Earning
                   Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section 14.      Fractional Rights and Fractional
                   Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section 15.      Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 16.      Agreement of Right Holders . . . . . . . . . . . . . . . . . . . . . . .  55

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
Section 17.      Right Certificate Holder Not
                   Deemed a Stockholder . . . . . . . . . . . . . . . . . . . . . . . . .  56

Section 18.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . .  57

Section 19.      Merger or Consolidation or Change
                   of Name of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . .  58

Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . .  60

Section 21.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . .  64

Section 22.      Issuance of New Right Certificates . . . . . . . . . . . . . . . . . . .  66

Section 23.      Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

Section 24.      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . .  69

Section 25.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

Section 26.      Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . .  71

Section 27.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

Section 28.      Determinations and Actions by the
                   Board of Directors, etc  . . . . . . . . . . . . . . . . . . . . . . .  73

Section 29.      Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . .  74

Section 30.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

Section 31.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 32.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 33.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Exhibit A -      Certificate of Designation,
                   Preferences and Rights of
                   Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

Exhibit B -      Form of Right Certificate  . . . . . . . . . . . . . . . . . . . . . .   B-1

         -       Form of Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .   B-6

         -       Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-7

                                                                                                Page
                                                                                                ----
                - Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-7

                - Form of Election to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . B-8

                - Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-9

                - Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-9

Exhibit C       - Summary of Amended Rights to Purchase
                  Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT


                          This Agreement, dated as of February 22, 1989, is
between Oglebay Norton Company, a Delaware corporation (the "Company"), and AmeriTrust Company National Association, a national banking association (the "Rights Agent"). This Agreement amends and restates the Rights Agreement, dated as of August 26, 1987, between the Company and the Rights Agent.
                          The Board of Directors of the Company on August 26,
1987 authorized and declared a dividend consisting of one right ("Right") for each share of the Common Stock with a par value of $1 per share of the Company outstanding on September 7, 1987 (the "Record Date") and authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), including but not limited to shares of Common Stock which are treasury shares as of the Record Date and subsequently become outstanding.
Each Right initially represents the right to purchase one one-hundredth of a share of Series C $10.00 Preferred Stock of the Company having the rights, powers and preferences set forth in the Certificate of Designation, Preferences and Rights of Preferred Stock attached hereto as Exhibit A.

                          NOW, THEREFORE, in consideration of the premises and
the mutual agreements herein set forth, the parties hereby agree as follows:
                          Section 1. Certain Definitions.  For purposes of this
Agreement, the following terms have the meanings indicated:
                          (a)  "Acquiring Person" shall mean (i) any Person (as
such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, is the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined) or (ii) any Adverse Person (as such term is hereinafter defined), but shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan.
                          (b)  "Adverse Person" shall mean any Person declared
to be an Adverse Person by the Board of Directors of the Company upon (i) a determination by the Board of Directors, at any time after the date of this Agreement, that such Person, alone or together with its Affiliates and Associates, has become, or has announced an intention to become, in one or more transactions, the Beneficial Owner of an amount of Common Stock that the Board of Directors determines to be substantial (which amount shall in no event be less than 15% of the shares of Common Stock then outstanding) and (ii) a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, that (A) such Beneficial Ownership by such Person (1) is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person, (2) is intended or may reasonably be anticipated to cause pressure on the Company to take action or enter into a transaction or series of transactions that would provide such Person with short-term financial gain under circumstances in which the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (3) is intended or may reasonably be anticipated to permit such Person to acquire control of or a controlling influence over the Company, as a result of such Beneficial Ownership or one or more subsequent actions or transactions, in a manner or pursuant to one or more actions or transactions that the Board determines to be unfair or coercive to stockholders or (B) such Beneficial Ownership by such Person is causing or may reasonably be anticipated to cause a material adverse impact (including, without limitation, the impairment of relationships between the Company and its customers, suppliers, creditors or employees or the impairment of the Company's ability to maintain its competitive position) on the business, financial condition or prospects of the Company.
                          (c)  "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date hereof.
                          (d)  A Person shall be deemed to be the "Beneficial
Owner" of and shall be deemed to "beneficially own" any securities:
                          (i) which such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;
                          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the "Beneficial Owner" of or to "beneficially own" (1) securities tendered pursuant to a tender offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (2) securities issuable upon exercise of these Rights;
                          (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed to be the Beneficial Owner of or to "beneficially own" any security under this subparagraph (iii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                          (iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)) or disposing of any securities of the Company.
                          (e)  "Business Day" shall mean any day other than a
Saturday, Sunday or a day on which banking institutions in State of Ohio are authorized or obligated by law or executive order to close.
                          (f)  "Close of business" on any given date shall mean
5:00 P.M., Cleveland time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland time, on the next succeeding Business Day.
                          (g)  "Common Stock", when used with reference to the
Company, shall mean the Common Stock with a par value of $1 per share of the Company. "Common Stock", when used with reference to any Person other than the Company, shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such person, or, if such Person is a subsidiary of another corporation or entity, the capital stock with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of the corporation or other entity that ultimately controls such Person.
                          (h)  "Continuing Director" shall mean any individual
who is a member of the Board of Directors of the Company, while such individual is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the Shares Acquisition Date, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.
                          (i)  "Exercise Price" shall mean the exercise price
per share set forth in Section 11(a)(ii).
                          (j)  "Person" shall mean any individual, firm,
corporation or other entity.
                          (k)  "Preferred Stock" shall mean shares of Series C
$10.00 Preferred Stock of the Company.

                          (l)  "Purchase Price" shall mean the purchase price
per share set forth in Section 7(b).
                          (m)  "Shares Acquisition Date" shall mean the first
date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.
                          (n)  "Subsidiary" shall mean any corporation or other
entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.
                          (o)  "Substantial Block" shall mean a number of
shares of the Common Stock which equals or exceeds 20% of the number of shares of the Common Stock then outstanding.
                          (p)  "Triggering Event" shall mean any event
described in Section 11(a) (ii) or in Section 13(a).
                          Section 2. Appointment of Rights Agent.  The Company
hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

                          Section 3. Issue of Right Certificates.  (a)  Until
the earlier of (i) the tenth calendar day after the Shares Acquisition Date or
(ii) the tenth calendar day after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of the dates in subparagraphs
(i) and (ii) of this Section 3(a) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock shall also be deemed to be Right Certificates) and not by separate Right Certificates, and
(y) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each share of the Common Stock held of record as of the close of business on the Distribution Date. As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
                          (b)  As soon as practicable following the execution
of this Agreement, the Company will send a copy of a Summary of Amended Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock, at the address of such holder shown on the records of the Company. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for the Common Stock, even without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate.
                          (c)  Rights shall be issued in respect of all shares
of Common Stock issued (including but not limited to shares of Common Stock which are treasury shares as of the Record Date and subsequently become outstanding) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7). Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Oglebay Norton Company and AmeriTrust Company National Association, Rights Agent, dated as of February 22, 1989 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Oglebay Norton Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Oglebay Norton Company will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate.
                          Section 4. Form of Right Certificates.  (a)  The
Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of any association on which the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date and, on their face, shall entitle the holders thereof to purchase such number of shares of the Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as shall be set forth therein at the Purchase Price (or, upon the occurrence of a Triggering Event, at the Exercise Price), but the number of such shares, the Purchase Price and the Exercise Price shall be subject to adjustment as provided herein.
                          (b)  Notwithstanding any other provision of this
Agreement, any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to any Person who holds an equity interest in such Acquiring Person or with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of an Acquiring Person or any Associate or Affiliate of such Acquiring Person, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:
         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                          Section 5. Countersignature and Registration.  The
Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such

Right Certificates may nevertheless be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
                          Following the Distribution Date, the Rights Agent
will keep or cause to be kept, at one of its offices in Cleveland, Ohio, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
                          Section 6. Transfer, Split Up, Combination and
Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, a like number or amount of shares of Common Stock or other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or Affiliates or Associates thereof, as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14
hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
                          Upon receipt by the Company and the Rights Agent of
evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of the loss, theft or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
                          Section 7. Exercise of Rights; Purchase Price;
Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office in Cleveland, Ohio together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or the aggregate Exercise Price with respect to the total number of shares of Common Stock or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the close of business on the earlier of (i) September 7, 1997 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").
                          (b)  The Purchase Price for each one one-hundredth of
a share of Preferred Stock pursuant to the exercise of a Right shall initially be $65.00, shall be subject to adjustment from time to time as provided in
Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.
                          (c)  Upon receipt of a Right Certificate representing
exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Stock

(or the Exercise Price for the Common Stock or other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i) requisition from any transfer agent of the Preferred Stock of the Company certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with all such requests, (iii) when appropriate, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be purchased in accordance with Section 11(a)(ii) and 11(a)(iii), (iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, pay cash or distribute assets pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such securities, cash and assets are available for issuance, payment or distribution by the Rights Agent, as and when appropriate.
                          (d)  In case the registered holder of any Right
Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
                          (e)  Notwithstanding anything in this Agreement to
the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by
(i) an Acquiring Person or any Associate or Affiliate of an

Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to any Person who holds an equity interest in such Acquiring Person or with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has, as a primary purpose or effect, the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of the Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                          (f)  Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
                          Section 8. Cancellation and Destruction of Right
Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled

Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.
                          Section 9. Reservation and Availability of Shares of
Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or authorized and issued shares of Preferred Stock held in its treasury (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or any authorized and issued shares of Common Stock held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock) that will be sufficient to permit the exercise in full of all outstanding Rights.
                          (b)  If and so long as the shares of Preferred Stock
(and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                          (c)  The Company shall (i) prepare and file, as soon
as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act of 1933 (the "Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and (iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification shall not have been obtained.

                          (d)  The Company covenants and agrees that it will
take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), be duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims and not subject to call or first refusal.
                          (e)  The Company further covenants and agrees that it
will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one one-hundredth of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the one one-hundredth of a share of Preferred Stock (or Common Stock or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (b) to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.
                          Section 10.  Preferred Stock Record Date.  Each
person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or shares of Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such one one-hundredths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (or the Exercise Price, as the case may be) and any applicable transfer taxes was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder thereof on, and such certificate shall be dated, the next succeeding business day on which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
                          Section 11.  Adjustment of Purchase Price, Exercise
Price, Number and Type of Shares or Number of Rights. The Purchase Price and the Exercise Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
                          (a)  (i) In the event the Company shall at any time
after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).
                          (ii)  In the event
                          (A)  any Person (other than the Company, any
         Subsidiary, any employee benefit plan or employee stock ownership plan of the

         Company or of any Subsidiary or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 24% or more of the Common Stock of the Company then outstanding,
                          (B) any person is declared to be an Adverse Person by the Board of Directors,
                          (C)  an Acquiring Person or any Associate or
         Affiliate of an Acquiring Person, at any time after the date of this Agreement, directly or indirectly, other than in a transaction subject to Section 13(a), (1) merges into or consolidates with the Company and the Company is the surviving or continuing corporation in the merger or consolidation, (2) merges or consolidates with a Subsidiary, whether or not the Subsidiary is the surviving or continuing corporation in the merger or consolidation, (3) sells, purchases, leases, exchanges, mortgages, pledges or otherwise disposes of or acquires, to, from or with the Company or a Subsidiary, assets having an aggregate Fair Market Value (as such term is defined in Article Tenth, Section (d)(5), of the

         Company's Restated Certificate of Incorporation) equal to or exceeding 20% of the Fair Market Value of the consolidated assets of the Company and its Subsidiaries, (4) purchases or otherwise acquires from the Company or a Subsidiary securities for cash or other consideration having an aggregate Fair Market Value equal to or exceeding 20% of the Fair Market Value of the consolidated assets of the Company and its Subsidiaries, (5) sells or otherwise transfers, to the Company or a Subsidiary, securities for cash or other consideration having an aggregate Fair Market Value equal to or exceeding 20% of the Fair Market Value of the consolidated assets of the Company and its Subsidiaries, (6) proposes the liquidation or dissolution of the Company or (7) engages in any transaction or series of transactions that is similar in purpose or effect those referred to in clauses (1) through (6) above or in Subsection (D) below or
                          (D) during such time as there is an Acquiring Person, there is any reclassification of securities (including any reverse stock split), recapitalization of the Company, merger or consolidation of the Company with any Subsidiary or other transaction or series of transactions to which the Company or any Subsidiary is a party (whether with, into or otherwise involving an Acquiring Person or any Associate or Affiliate of an Acquiring Person), other than a transaction subject to Section 13(a), that has the effect, directly or indirectly, of increasing by more than 1% the percentage of the outstanding equity securities of any class, or of securities exercisable for or convertible into equity securities of any class, of the Company or any Subsidiary that is beneficially owned, directly or indirectly, by an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
proper provisions shall be made so that, from and after the close of business on the tenth calendar day after the first of such events has occurred, each holder of a Right (except as provided in Section 7(e) shall thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, one share of Common Stock of the Company for an Exercise Price of $5.00 per share (such shares are hereinafter referred to as the "Adjustment Shares"); the number of such Adjustment Shares and the Exercise Price shall be subject to adjustment as provided in this Section 11.

                          (iii)  In the event that the number of shares of
Common Stock which is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the subparagraph (ii) of this Section 11(a), the Continuing Directors shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (assuming Payment of the Exercise price for the Adjustment Shares) over (2) the Exercise Price (such excess, the "Spread"), and (B) upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, the Company shall deliver uniformly on a pro rata basis to the holders of all outstanding Rights shares of Common Stock (to the extent available) and cash (to the extent sufficient shares of Common Stock are not available) in an amount (determined by the Continuing Directors) equal to the excess of the Spread over the value of the shares of Common Stock so delivered. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of the cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights uniformly on a pro rata basis all funds which are not then restricted. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.
                          (b)  In case the Company shall fix a record date for
the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock") or securities convertible into Preferred Stock or equivalent preferred stock) at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date has not been fixed.
                          (c)  In case the Company shall fix a record date for
the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and of which the denominator shall be such current market price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
                          (d)  (i) For the purpose of any computation
hereunder, the "current market price" or "value" per share of the Common Stock on any date of determination shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that the "current market price" or "value" per share of the Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any sub-division, combination or reclassification of such Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such sub-division, combination or reclassification, then, and in each such case, the "current market price" or "value" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which shares of the Common Stock are listed or admitted to trading or, if shares of the Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date shares of the Common Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the closing price on such date shall be the value of a share of Common Stock on such date as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Ohio are not authorized or obligated by law or executive order to close. If the Common Stock is not publicly held or not so listed or traded, "current market price" or "value" per share shall mean the value per share as determined in good faith by the Continuing Directors of the Company if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
                          (ii)  For the purpose of any computation hereunder,
the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in subparagraph (i) of this Section 11(d) (other than the last sentence thereof). If the "current market price" per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in subparagraph (i) of this Section 11(d), the "current market price" per share of

Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.
                          (e)  No adjustment in the Purchase Price or the
Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Preferred Stock or ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
                          (f)  If as a result of an adjustment made pursuant to
Section 11(a), the holder of any Right exercised after such adjustment becomes entitled to receive upon exercise of such Right any shares of capital stock of the Company other than Preferred Stock, thereafter the Number of and the Exercise Price for such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in
Section 11(a) through (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.
                          (g)  All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price or the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, the number of one one-hundredths of a share of Preferred Stock or the number of shares of Common Stock or other securities, as the case may be, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
                          (h)  Unless the Company shall have exercised its
election as provided in Section 11(i), upon each adjustment of the Purchase Price or the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) or that number of shares of Common Stock of the Company (calculated to the nearest ten- thousandth), as the case may be, obtained by
(i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock or the number of shares of Common Stock of the Company, as the case may be, covered by a Right immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment.
                          (i)  The Company may elect on or after the date of
any adjustment of the Purchase Price or the

Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock or the number of shares of Common Stock of the Company, as the case may be, purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one- hundredths of a share of Preferred Stock or the number of shares of Common Stock of the Company, as the case may be, for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price or the Exercise Price, as the case may be, is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price or the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
                          (j)  Notwithstanding any adjustment or change in the
Purchase Price, the Exercise Price or the number of one one-hundredths of a share of Preferred Stock or the number of shares of Common Stock of the Company issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price, the Exercise Price and the number of one one-hundredths of a share of Preferred Stock and the number of shares of Common Stock of the Company which were expressed in the initial Right Certificates issued hereunder.
                          (k)  Before taking any action that would cause an
adjustment reducing the Purchase Price below one one-hundredth of the then stated capital, if any, of a share of Preferred Stock issuable upon exercise of the Rights or reducing the Exercise Price below the stated capital, if any, of a Common Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a share of such Preferred Stock at such adjusted Purchase Price and fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price.
                          (l)  In any case in which this Section 11 shall
require that an adjustment in the Purchase Price or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and the number of share of Common Stock of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and the number of shares of Common Stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price or the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional one one-hundredths of a share of Preferred Stock or additional shares of Common Stock of the Company upon the occurrence of the event requiring such adjustment.
                          (m)  Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price or the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or sub-division of Preferred Stock or Common Stock of the Company, issuance wholly for cash of any shares of Preferred Stock or Common Stock of the Company at less than the current market price, issuance wholly for cash of securities which by their terms are convertible into or exchangeable for Preferred Stock or Common Stock of the Company, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock or Common Stock shall not be taxable to such holders.

                          Section 12.  Certificates of Adjusted Purchase Price,
Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
                          Section 13.  Consolidation, Merger or Sale or
Transfer of Assets or Earning Power. (a) In the event that, following the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (y) any Person shall consolidate or merge with and into the Company, the Company shall be the continuing or surviving corporation and, in connection with the consolidation or merger, all or part of the Common Stock of the Company shall be changed into or exchanged for cash or other property or stock or other securities of any Person other than the Company (except for a merger in which (1) each share of Common Stock of the Company outstanding immediately prior to the merger is changed into or exchanged for Common Stock of such other Person having a vote or number of votes in elections of directors that represents the same percentage of the total number of votes of all capital stock of such other Person outstanding immediately after the merger as the percentage of the total number of votes of all capital stock of the Company outstanding immediately prior to the merger represented by each such share of Common Stock of the Company and (2) such other Person becomes the beneficial owner of all Common Stock of the Company outstanding immediately after the merger), or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more that 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, at the Exercise Price set forth in
Section 11(a)(ii) (subject to adjustment pursuant to the provisions of Section
11),
such number of validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances or other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the quotient of (A) the market price (determined in the manner described in Section 11(d)), at the close of business on the date on which the first such event occurs, of the number of shares of Common Stock of the Company that would be purchasable upon the occurrence of one of the events set forth in Section 11(a)(ii) divided by
(B) the market price per share of the Common Stock of the Principal Party as the close of business on such date; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party (it being specifically intended that the provisions of Section 11(a) (iii) shall apply to such Principal Party); (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provision of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any of the transaction described in Section 13(a) hereof.
                          (b)  "Principal Party" shall mean
                          (1) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and
                          (2) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the other party to such transaction;
provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Securities Exchange Act of 1934, and such Person is a direct or indirect subsidiary of another corporation the Common Stock of which (or the Common Stock of another subsidiary of which) is and has been so registered, "Principal Party" shall refer to such other corporation; (y) in case there is more than one such

Person referred to in clause (x) of the proviso of this Section 13(b), or in case there is more than one Person referred to in Section 13(b)(1) or (2), the Common Stock of each of which is and has been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more joint venturers, the rules set forth in (x) and (y) above shall apply to each of the joint venturers having an interest in such joint venture as if such joint venture were a "subsidiary" of both or all of such joint venturers and the joint venturers shall each bear the obligations set forth in this
Section 13 in the same ratio as its direct or indirect interest in such joint venture bears to the total of such interests.
                          (c)  The Company shall not consummate any such
consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets described in paragraph
(a) of this Section 13, the Principal Party shall

                          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights; and
                          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Securities Exchange Act of 1934.
The provision of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                          Section 14.  Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the current market value of a whole Right shall be the value of the Rights on such date as determined in good faith by the Board of Directors of the Company.
                          (b)  The Company shall not be required to issue
fractions of shares of the Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares that are not integral multiples of one one- hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one- hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.
                          (c)  Following the occurrence of a Triggering Event,
the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.
                          (d)  The holder of a Right by the acceptance of the
Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.
                          Section 15.  Rights of Action.  All rights of action
in respect of this Agreement are vested in the respective registered holders of the Right Certificates

(and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
                          Section 16.  Agreement of Right Holders. Every holder
of a Right by accepting such Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
                          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

                          (b)  after the Distribution Date, the Right
         Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and
                          (c)  subject to Section 6(a), Section 7(e) and
         Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary.
                          Section 17.  Right Certificate Holder Not Deemed a
Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, of any Common Stock of the Company or other securities) which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section
24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.
                          Section 18.  Concerning the Rights Agent.  The
Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
                          The Rights Agent shall be protected and shall incur
no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Stock of the Company or other securities, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.
                          Section 19.  Merger or Consolidation or Change of
Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so counter-signed; in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
                          In case at any time the name of the Rights Agent
shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so counter-signed; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                          Section 20. Duties of Rights Agent.  The Rights
Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
                          (a)  The Rights Agent may consult with the legal
counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
                          (b)  Whenever in the performance of its duties under
this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
                          (c)  The Rights Agent shall be liable hereunder only
for its own negligence, bad faith or willful misconduct.
                          (d)  The Rights Agent shall not be liable for or by
reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify such statements or recitals, but all such statements and recitals are and shall be deemed to have been made by the Company only.
                          (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the pro visions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.
                          (f)  The Company agrees that it will perform,
execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
                          (g)  The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
                          (h)  The Rights Agent and any stockholder, director,
officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
                          (i)  The Rights Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
                          (j)  No provision of this Agreement shall require the
Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                          (k)  If, with respect to any Right Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.
                          Section 21.  Change of Rights Agent.  The Rights
Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the law of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, having a principal office in the State of Ohio, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and Common Stock, and mail a notice thereof in writing to the registered holders of the Right

Certificates. Failure to give any notice provided for in this Section 21 or any defect therein, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
                          Section 22.  Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number, kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
                          Section 23.  Redemption.  (a)  The Board of Directors
of the Company may, at its option, at any time prior to 5:00 p.m., Cleveland time, on the earlier of (x) the tenth calendar day following the Shares Acquisition Date, or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.05 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), provided; however, that if such redemption occurs on or after the Shares Acquisition Date the Board of Directors of the Company shall be entitled to so redeem the Rights only if Continuing Directors constitute a majority of the Board of Directors at the time of such redemption and such redemption is approved by a majority of the Continuing Directors; provided, further, however, that if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event, and such Person after such transfer or other disposition is a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) such transfer or other disposition did not result from a transaction, or series of transactions, which directly or indirectly involved the Company or any of its subsidiaries; then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a) without regard to the last proviso.
                          (b)  Immediately upon the action of the Board of
Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten calendar days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any of the Rights at any time in any manner other than that specifically set forth in this Section 23 or in connection with the repurchase of Common Stock prior to the Distribution Date.

                          Section 24.  Notice of Certain Events.  In case the
Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the sub-division of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given, in the case of any action described in clause (a) or (b) above, at least twenty days prior to the record date for determining holders of the Preferred Stock for purposes of such action and, in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.
                          In case any of the events set forth in Section
11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).
                          Section 25.  Notices.  Notice or demands authorized
by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Oglebay Norton Company
                          1100 Superior Avenue
                          Cleveland, Ohio  44114-2598
                          Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
                          AmeriTrust Company National Association
                          Corporate Trust Division
                          P.O. Box 6477
                          Cleveland, Ohio  44101
                          Attention:  Doris Hogan

                          Notices or demands authorized by this Agreement to be
given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
                          Section 26.  Supplements and Amendments.  The Company
may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contain herein which may be defective or inconsistent with any other provision herein, or (iii) prior to the Distribution Date, to change or supplement the provisions hereunder which the Company may deem necessary or desirable and not adverse to the interests of the holders of the Rights; provided, however, that this Agreement shall not be supplemented or amended in any way on or after the Shares Acquisition Date (other than pursuant to clauses (i) and (ii) above) unless such amendment is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
                          Section 27.  Successors.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                          Section 28.  Determination and Actions by the Board
of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where expressly provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, as expressly provided herein, the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, as expressly provided herein, by the Continuing Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and
(ii) not subject the Board or the Continuing Directors to any liability to the holders of the Right Certificates.
                          Section 29.  Benefits of this Agreement.  Nothing in
this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.
                          Section 30.  Severability.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.
                          Section 31.  Governing Law.  This Agreement and each
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
                          Section 32.  Counterparts.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
                          Section 33.  Descriptive Headings.  Descriptive
headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
                          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(SEAL)                                        OGLEBAY NORTON COMPANY

Attest:


By  /s/ David A. Kuhn                         By  /s/ Renold D. Thompson
    -------------------------------------         ---------------------------------


(SEAL)                                 AMERITRUST COMPANY NATIONAL
                                         ASSOCIATION


By /s/ R. Schmidt                             By  /s/ Doris A. Hogan
   -------------------------------------          ---------------------------------

                                                                       Exhibit A


                                    FORM OF
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                       OF SERIES C $10.00 PREFERRED STOCK

                                       OF

                             OGLEBAY NORTON COMPANY


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                          Renold D. Thompson, President and Chief Executive
Officer, and David A. Kuhn, Secretary, of Oglebay Norton Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                          That pursuant to the authority conferred upon the
Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on August 26, 1987, adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as Series C $10.00 Preferred Stock:

                          RESOLVED, that pursuant to the authority vested in
the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                          Section 1. Designation.  The shares of such series is
designated as the "Series C $10.00 Preferred Stock" (the "Series C Preferred Stock").

                          Section 2. Authorized Number of Shares; Fractional
Shares. The authorized number of shares constituting the Series C Preferred Stock is 100,000. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

                          Section 3. Dividends and Distributions.

                          (A)  Subject to any prior and superior rights of the
holders of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends that may be authorized by the Restated Certificate of Incorporation, the holders of shares of Series C Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series C Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after August 26, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (B)  The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                          (C)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

                          (D)  Accrued but unpaid dividends shall not bear
interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                          (E)  Dividends in full shall not be declared or paid
or set apart for payment on the Series C Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                          4. Liquidation, Dissolution or Winding Up.

                          (A)  Upon any liquidation, dissolution or winding up
of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted in accordance with subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share, on a per share basis, of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, respectively.

                          (B)  In the event, however, that there are not
sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                          (C)  In the event the Corporation shall at any time
after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          5. Conversion on Merger, Consolidation, etc.  In case
the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          6. Redemption.  The outstanding shares of Series C
Preferred Stock shall not be redeemable.

                          7. Voting Rights.  Each holder of shares of Series C
Preferred Stock shall be entitled to one hundred votes for each share held, and except as otherwise by law provided, the holders of Series C Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class.

                          8. Condition to Issuance of any other Series.  The
Restated Certificate of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as one voting group.

                          IN WITNESS WHEREOF, we have executed and subscribed
this Certificate and do affirm the foregoing as true under the penalties of perjury this ____ day of August, 1987.



                                              --------------------------------
                                              President


Attest:



- -------------------------
Secretary

                                                                       Exhibit B


                          [Form of Right Certificate]

Certificate No. R -                                      _____________ Rights


         NOT EXERCISABLE AFTER SEPTEMBER 7, 1997 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $65.00 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES Specified IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                               RIGHT CERTIFICATE

                          This certifies that __________________, or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of February 22, 1989 (the "Rights Agreement") between Oglebay Norton Company, a Delaware corporation (the "Company"), and AmeriTrust Company National Association, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to





__________________________________

     * The portion of the legend in brackets shall be inserted only if applicable.

5:00 P.M., Cleveland time, on September 7, 1997 at the office of the Rights Agent, or its successors as Rights Agent, in Cleveland, Ohio, one one-hundredth of a fully paid nonassessable share of the Series C $10.00 Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $65.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate, the number of shares of Preferred Stock which may be purchased upon exercise thereof and the Purchase Price per share set forth above are the numbers and Purchase Price as of August 26, 1987, based on the Preferred Stock of the Company as constituted at such date. Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.
                          As provided in the Rights Agreement, the Purchase
Price, the Exercise Price (as such term is defined in the Rights Agreement) and number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
                          This Right Certificate is subject to all of the
terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent mentioned above.
                          This Right Certificate, with or without other Right
Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right

Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
                          Subject to the provisions of the Rights Agreement,
the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.
                          No fractional shares of Preferred Stock will be
issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
                          No holder of this Right Certificate shall be entitled
to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
                          This Right Certificate shall not be valid or
obligatory for any purpose until it shall have been countersigned by the Rights Agent.
                          WITNESS the facsimile signature of the proper
officers of the Company and its corporate seal. Dated as of ___________________, 19__.

ATTEST:                                       OGLEBAY NORTON COMPANY


________________________                      By______________________________
Secretary                                       Title:


Countersigned:

By_______________________

                  [Form of Reverse Side of Right Certificate]

                               Form of Assignment

             (To be executed by the registered holder if the holder
                   desires to transfer the Right Certificate)


                          FOR VALUE RECEIVED __________________ hereby sells,
assigns and transfers unto
________________________________________________________________________________
___________________
________________________________________________________________________________
_____________________________________________________
    (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ as attorney, to transfer the Right Certificate on the books of the Oglebay Norton Company, with full power of substitution.

Dated:                   , 19__
      -------------------


                                              --------------------------------
                                              Signature

Signature Guaranteed:

                                  Certificate


                          The undersigned hereby certifies by checking the
appropriate boxes that:
                          (1)  this Right Certificate [  ] is [  ] is not being
sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
                          (2)  after due inquiry and to the best knowledge of
the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      -------------------                     --------------------------------
                                              Signature
Signature


                                     Notice


                          The signature to the foregoing Assignment and
Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          Form of Election to Purchase

                    (To be executed if the holder desires to
                        exercise the Right Certificate)

To Oglebay Norton Company:

                          The undersigned hereby irrevocably elects to exercise
_________________ Rights represented by this Right Certificate to purchase the shares of the Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issues in the name of:
________________________________________________________________________________
_____________________________________________________
             (Please print name and address)

________________________________________________________________________________
_____________________________________________________

Please insert social security
or other identifying
number:_________________________________________________________________________
________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
________________________________________________________________________________
_____________________________________________________
               (Please print name and address)

Please insert social security
or other identifying
number:_________________________________________________________________________
________________________________


Dated:                  , 19__
      ------------------



                                              ---------------------------------
                                              Signature
                                              (Signature must conform in all
                                              respects to name of the holder
                                              as specified on the face of this
                                              Right Certificate)

Signature Guaranteed:

                                  Certificate

                          The undersigned hereby certifies by checking the
appropriate boxes that:
                          (1)  the Rights evidenced by this Right Certificate
[ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
                          (2)  after due inquiry and to the best knowledge of
the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:             , 19__
      -------------                           --------------------------------
                                              Signature


                                     Notice


                          The signature to the foregoing Election to Purchase
and Certificate must correspond to the name as written upon the fact of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C
                                                                       ---------

                     SUMMARY OF AMENDED RIGHTS TO PURCHASE
                                PREFERRED STOCK


                          On August 26, 1987, the Board of Directors of Oglebay
Norton Company (the "Company") declared a dividend consisting of one Right for each outstanding share of Common Stock with a par value of $1 per share (the "Common Stock") of the Company. The distribution was paid on September 7, 1987 (the "Record Date") to the stockholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series C $10.00 Preferred Stock (the "Preferred Stock") at a price of $65.00 (the "Purchase Price"), subject to adjustment.
The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and AmeriTrust Company National Association, as Rights Agent (the "Rights Agent"), adopted by the Company on February 22, 1989.

                          Until the earlier to occur of (i) ten days following
a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the shares of the Common Stock then outstanding or has been declared by the Board of Directors of the Company to be an Adverse Person or (ii) ten days following the commencement or announcement of an intention to commence a tender offer or exchange offer by any person if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates with a copy of this Summary of Amended Rights attached thereto. An "Adverse Person" is defined as a person or group of affiliated or associated persons declared to be an Adverse Person by the Board of Directors of the Company upon a determination that such person or group has become, or has announced an intention to become, the beneficial owner of a substantial amount of Common Stock (not, however, less than 15% of the outstanding Common Stock) and that such beneficial ownership will have consequences that are adverse to the interest of the Company and its stockholders.

                          The Rights Agreement provides that, until the
Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates, even without a copy of this Summary of Amended Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

                          The Rights are not exercisable until the Distribution
Date. The Rights will expire at the close of business on September 7, 1997 unless earlier redeemed by the Company as described below.

                          The Purchase Price payable, and the number of shares
of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                          In the event that the Company were acquired in a
merger or other business combination or that 50% or more of its assets or earning power were sold, proper provision shall be made so that the holder of each Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise of the Right and the payment of an Exercise Price of $5.00, that number of shares of common stock of the acquiring company equal to the quotient of (A) the market price per share of the Common Stock of the Company divided by (B) the market price per share of the common stock of the acquiring company. In the event that (i) the Company is the surviving corporation in a merger and its Common Stock is not changed or exchanged, (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement,
(iii) there is a reclassification or recapitalization of the Company that has the effect of increasing by more than 1% the proportionate ownership of shares of the Company by the Acquiring person or (iv) a person or group of affiliated or associated persons acquires, or obtains the right to acquire, beneficial ownership of 24% or more of the shares of the Common Stock then outstanding, proper provision will be made so that the holder of each Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of the Right and the payment of the Exercise Price of $5.00, one share of Common Stock of the Company. The Exercise Price and the number of shares purchasable upon exercise of the Rights will be subject to anti-dilution adjustment as provided in the Rights Agreement.

                          With certain exceptions, no adjustment in the
Purchase Price or the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price or the Exercise Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                          At any time prior to 5:00 p.m. Cleveland time on the
tenth day following public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (the "Shares Acquisition Date"), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), provided that if such redemption occurs on or after the Shares Acquisition Date the Board shall be entitled to redeem the Rights only if such redemption is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                          Until a Right is exercised, the holder thereof, as
such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                          The provisions of the Rights Agreement may be amended
by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency and by the Continuing Directors, prior to the Distribution Date, to make changes deemed to be not adverse to the interests of the holders of the Rights.

                          A copy of the Rights Agreement will be filed with the
Securities and Exchange Commission as an Exhibit to an Amendment to Application or Report on Form 8. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                  Exhibit 4(b)


                                FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT


                          THIS FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS
AGREEMENT (this "Amendment"), dated as of June 10, 1991, is between Oglebay Norton Company, a Delaware corporation (the "Company"), and Ameritrust Company National Association, a national banking association (the "Rights Agent").
This Amendment amends the Amended and Restated Rights Agreement, dated as of February 22, 1989, between the Company and the Rights Agent (the "Amended and Restated Rights Agreement").
                              W I T N E S S E T H:
                          WHEREAS, the Company and the Rights Agent entered
into a Rights Agreement, dated as of August 26, 1987, which has been amended and restated by the Amended and Restated Rights Agreement; and
                          WHEREAS, the Board of Directors of the Company,
pursuant to Section 26 of the Amended and Restated Rights Agreement, has deemed it to be desirable and not adverse to the interests of the Company, its stockholders, and the holders of the Rights that the Amended and Restated Rights Agreement be amended as set forth herein;
                          NOW, THEREFORE, the Company and the Rights Agent
agree as follows:

                          1.  Clause (A) of Section 11(a)(ii) of the Amended
and Restated Rights Agreement shall be amended to read as follows:
                          (A)  any Person (other than the Company, any
         Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding, or

                          2.  Clause (C) of Section 11(a)(ii) of the Amended
and Restated Rights Agreement shall be deleted in its entirety.
                          3.  Clause (D) of Section 11(a)(ii) of the Amended
and Restated Rights Agreement shall be deleted in its entirety.
                          4.  Section 23(a) of the Amended and Restated Rights
Agreement shall be amended to read as follows:
                          Section 23.  Redemption.  (a) The Board of Directors
                                       -----------
         of the Company may, at its option, at any time prior to 5:00 p.m., Cleveland time, on the earlier of (x) the tenth calendar day following the occurrence of any event described in Section 11(a)(ii), (y) the occurrence of any event described in Section 13(a), or (z) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.05 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if such redemption occurs on or after the
         --------- --------
         Shares Acquisition Date the Board of Directors of the Company shall be entitled to so redeem the Rights only if Continuing Directors constitute a majority of the Board of Directors at the time of such redemption and such redemption is approved by a majority of the Continuing Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a).

                          5. Section 26 of the Amended and Restated Rights Agreement shall be amended to read as follows:
                          Section 26. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or (iii) prior to (x) the tenth calendar day following the occurrence of any event described in Section 11(a)(ii) or (y) the occurrence of any event described in Section 13(a), to change or supplement the provisions hereunder which the Company may deem necessary or desirable and not adverse to the interests of the holders of the Rights;provided, however, that this Agreement shall not be supplemented or amended in any way on or after the Shares Acquisition Date (other than pursuant to clauses (i) and (ii) above) unless such amendment is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                          6.  Schedule 1 to this Amendment sets forth a Summary
of Rights to Purchase Preferred Stock (As Amended as of June 10, 1991) that updates and replaces the Summary of Amended Rights to Purchase Preferred Stock attached as

Exhibit B to the Amended and Restated Rights Agreement to reflect the amendments contained in this Amendment.
                          7.  This Amendment shall be binding upon and shall
inure to the benefit of each of the parties and their respective successors and assigns.
                          8.  Except as amended by this Amendment, all other
provisions of the Amended and Restated Rights Agreement shall remain in full force and effect and are unchanged hereby.
                          9.  Unless otherwise defined herein, all defined
terms used herein shall have the meanings given to them in the Amended and Restated Rights Agreement.
                          10.  This Amendment shall be governed by, and
interpreted in accordance with, the laws of the State of Delaware applicable to contracts to be made and performed entirely within that State.
                          IN WITNESS WHEREOF, the parties have caused this
Amendment to be duly executed as of the day and year first above written.

                                              OGLEBAY NORTON COMPANY


                                              By:  /s/ Renold D. Thompson
                                                 --------------------------------------
                                                 Name:  Renold D. Thompson
                                                 Title: President and Chief
                                                          Executive Officer


                                              AMERITRUST COMPANY NATIONAL ASSOCIATION


                                              By:  /s/ Caroline Lukez-Byrne

                                                 ---------------------------------------
                                                 Name:  Caroline Lukez-Byrne
                                                 Title: Trust Officer and
                                                          Assistant Secretary

                                                                      Schedule 1


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK
                        (As Amended As of June 10, 1991)

                          On August 26, 1987, the Board of Directors of Oglebay
Norton Company (the "Company") declared a dividend consisting of one Right for each outstanding share of Common Stock with a par value of $1 per share (the "Common Stock") of the Company. The distribution was paid on September 7, 1987 (the "Record Date") to the stockholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series C $10.00 Preferred Stock (the "Preferred Stock") at a price of $65.00 (the "Purchase Price"), subject to adjustment.
The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement, between the Company and Ameritrust Company National Association, as Rights Agent (the "Rights Agent"), adopted by the Company on February 22, 1989, as modified by a First Amendment to Amended and Restated Rights Agreement, dated as of June 10, 1991, between the Company and the Rights Agent (the Amended and Restated Rights Agreement, as amended, being hereinafter referred to as the "Rights Agreement").

                          Until the earlier to occur of (i) ten days following
a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the shares of the Common Stock then outstanding or has been declared by the Board of Directors of the Company to be an Adverse Person or (ii) ten days following the commencement or announcement of an intention to commence a tender offer or exchange offer by any person if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates with a copy of this Summary of Amended Rights attached thereto. An "Adverse Person" is defined as a person or group of affiliated or associated persons declared to be an Adverse Person by the Board of Directors of the Company upon a determination that such person or group has become, or has announced an intention to become, the beneficial owner of a substantial amount of Common Stock (not, however, less than 15% of the outstanding Common Stock) and that such beneficial ownership will have consequences that are adverse to the interest of the Company and its stockholders.

                          The Rights Agreement provides that, until the
Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates, even without a copy of this Summary of Amended Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

                          The Rights are not exercisable until the Distribution
Date. The Rights will expire at the close of business on September 7, 1997 unless earlier redeemed by the Company as described below.

                          The Purchase Price payable, and the number of shares
of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                          In the event that the Company were acquired in a
merger or other business combination or that 50% or more of its assets or earning power were sold (such event being hereinafter referred to as a "Flip-over Event"), proper provision shall be made so that the holder of each Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise of the Right and the payment of an Exercise Price of $5.00, that number of shares of common stock of the acquiring company equal to the quotient of (A) the market price per share of the Common Stock of the Company divided by (B) the market price per share of the common stock of the acquiring company. In the event that (i) the Company is the surviving corporation in a merger and its Common Stock is not changed or exchanged, (ii) any person is declared to be an Adverse Person by the Board of Directors, or (iii) any person or group of affiliated or associated persons acquires, or obtains the right to acquire, beneficial ownership of 20% or more of the shares of the Common Stock then outstanding (any such event being hereinafter referred to as a "Flip-in Event"), proper provision will be made so that the holder of each Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise of the Right and the payment of the Exercise Price of $5.00, one share of Common Stock of the Company. The Exercise Price and the number of shares purchasable upon exercise of the Rights will be subject to anti-dilution adjustment as provided in the Rights Agreement.

                          With certain exceptions, no adjustment in the
Purchase Price or the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price or the Exercise Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                          At any time prior to 5:00 p.m. Cleveland time (a) on
the tenth day following the occurrence of a Flip-in Event or (b) on the day on which a Flip-over Event occurs, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), provided that if such redemption occurs on or after the day on which a public announcement is made that a person or group of affiliated or associated persons has become an Acquiring Person (the "Shares Acquisition Date"), the Board shall be entitled to redeem the Rights only if such redemption is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                          Until a Right is exercised, the holder thereof, as
such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                          The provisions of the Rights Agreement may be amended
by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency and, prior to (a) the tenth calendar day following the occurrence of a Flip-in Event or (b) the occurrence of a Flip-over Event, to make changes deemed to be not adverse to the interests of the holders of the Rights, provided that, if such amendment occurs on or after the Shares Acquisition Date, the Board shall be entitled to amend the Rights Agreement only if such amendment is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors.

                          A copy of the Rights Agreement has been filed with
the Securities and Exchange Commission as an Exhibit to an Amendment to Application or Report on Form 8. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                  Exhibit 4(b)


                                SECOND AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


         THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into as of March 2, 1992, between Oglebay Norton Company, a Delaware corporation (the "Company), and Ameritrust Company National Association, Rights Agent (the "Rights Agent"). This Amendment modifies and amends the Amended and Restated Rights Agreement, dated as of February 22, 1989, between the Company and the Rights Agent (the "Rights Agreement").
         IN CONSIDERATION OF the premises and mutual agreements herein set forth, the Company and the Rights Agent agree as follows:
                          1. Amendment of Section 1(d) (iv).  Section 1(d)(iv)
of the Rights Agreement is amended to read as follows:
                          "(iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (except an agreement, arrangement or understanding with the Company that either is approved by the Board of Directors before a Shares Acquisition Date or is approved by a majority of the Continuing Directors on or after the Shares Acquisition Date) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph
         (iii) of this paragraph (d)) or disposing of any securities of the Company."

                          2. Effectiveness.  This Amendment shall be deemed to
be in force and effective as of the date hereof. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.
                          3. Miscellaneous.
                          (a)  This Amendment shall be binding upon and shall
inure to the benefit of each of the parties and their respective successors and assigns.

                          (b)  Unless otherwise defined herein, each of the
defined terms used herein shall have the same meaning given to it in the Rights Agreement.

                          (c)  This Amendment shall be deemed to be a contract
made under the substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio applicable to contracts to be made and performed entirely within the State of Ohio.

                          IN WITNESS WHEREOF, the Company and the Rights Agent
have caused this Amendment to be duly executed as of the day and year first above written.


                                              OGLEBAY NORTON COMPANY


                                              By: /s/ Renold D. Thompson
                                                 -----------------------------
                                                 Title:  President


                                              AMERITRUST COMPANY NATION ASSOCIATION


                                              By: /s/ Caroline Lukez-Byrne
                                                 ----------------------------
                                                 Title:  Trust Officer II and
                                                          Assistant Secretary





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